SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 8, 2003

PEREGRINE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22209	95-3773312

(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, San Diego, California	92130

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Required FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 5. Other Events and Required FD Disclosure.

     On July 8, 2003, Peregrine Systems, Inc. (the “Company”) issued a press release announcing that the Securities and Exchange Commission (the “SEC”) withdrew its request for monetary penalties and disgorgement in the civil action the SEC filed against the Company on June 30, 2003. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

     On July 11, 2003, the Company issued a press release announcing that it has reached consensus on a Plan of Reorganization with creditors and shareholders, paving the way for the Company to emerge from Chapter 11 in August 2003. A copy of the press release is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K.

* * *

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2003

PEREGRINE SYSTEMS, INC.

By:	/s/ Kathryn Vizas

Kathryn Vizas General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 8, 2003.
99.2	Press release, dated July 11, 2003.